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                                                                 EXHIBIT 23.2(a)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 30, 1999, relating to AverStar, Inc., in the Registration Statement (Amendment No. 2 to Form S-1 No. 333-78517) and related Prospectus of AverStar, Inc. for the registration of 4,000,000 shares of its common stock.

Our audits also included the financial statement schedule of Averstar, Inc. listed in Item 16(b). This schedule is the responsibility of Averstar, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

                                    /s/ Ernst & Young LLP

                                        Ernst & Young LLP
Boston, Massachusetts
July 30, 1999